UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 29, 2024

ALZAMEND NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40483	81-1822909
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3480 Peachtree Road NE, Second Floor, Suite 103, Atlanta, GA 30326

(Address of principal executive offices) (Zip Code)

(844) 722-6333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ALZN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2024, Alzamend Neuro, Inc., a Delaware corporation (the “Company”), pursuant to the Securities Purchase Agreement (the “Agreement”) entered into with Ault Lending, LLC, a California limited liability company (the “Purchaser”) on January 31, 2024, sold 780 shares of Series B convertible preferred stock (the “Series B Convertible Preferred Stock”), and warrants (the “Series B Warrants”) to purchase 780,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) to the Purchaser, for a purchase price of 780,000. As of March 26, 2024, the Purchaser has purchased an aggregate of 2,000 shares of Series B Convertible Preferred Stock and Series B Warrants to purchase an aggregate of 2,000,000 Warrant Shares, for an aggregate purchase price of $2.0 million. The Agreement provides that the Purchaser may purchase up to $6 million of Series B Convertible Preferred Stock and Series B Warrants in one or more closings.

The Purchaser is an affiliate of the Company. The material terms of the Agreement, Series B Convertible Preferred Stock and the Series B Warrants were described in the Form 8-K filed with the Securities and Exchange Commission on February 2, 2024 and are incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, on September 26, 2023, the Company was notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that for the previous 30 consecutive trading days, the minimum Market Value of Listed Securities (“MVLS”) for the Common Stock was below the $35 million minimum MVLS requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Listing Rule 5810(c)(3)(C), the Company was provided 180 calendar days, or until March 25, 2024, to regain compliance with the MVLS Rule.

On March 26, 2024, the Company was notified by Nasdaq that it had not regained compliance with the MVLS Rule. Accordingly, unless the Company requests an appeal of this determination, the Staff has determined that the Common Stock will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on April 4, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and registration on Nasdaq.

The Company will request an appeal of the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, which is required to be submitted electronically no later than April 2, 2024. The hearing request will stay the suspension of the Common Stock and the filing of the Form 25-NSE pending the Panel’s decision, and the Common Stock will continue to trade on the Nasdaq Capital Market under the symbol “ALZN.” There can be no assurance as to the success or outcome of the appeal to the Panel.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. Series B Convertible Preferred Stock and the Series B Warrants described in this Current Report on Form 8-K were offered and sold to the Purchaser in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALZAMEND NEURO, INC.

Dated: March 29, 2024	/s/ Henry Nisser
Henry Nisser Executive Vice President and General Counsel